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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Macquarie Infrastructure Company LLC:

We consent to the incorporation by reference in the registration statement (No. 333-125226) on Form S-8 of Macquarie Infrastructure Company Trust of our report dated March 10, 2006, except for Note 13 as to which the date is October 13, 2006, with respect to the consolidated balance sheets of Macquarie Infrastructure Company Trust as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year ended December 31, 2005 and the period from April 13, 2004 (inception) to December 31, 2004, and the related financial statement schedule, our report dated March 22, 2005, with respect to the consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows of North America Capital Holding Company for the periods January 1, 2004 through July 29, 2004, July 30, 2004 through December 22, 2004, and for the year ended December 31, 2003, our report dated March 10, 2006, except as to the fifth and sixth paragraphs of Management's Report on Internal Control over Financial Reporting (as restated), which are as of October 13, 2006, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K/A of Macquarie Infrastructure Company Trust.

Our report dated March 10, 2006, except as to the fifth and sixth paragraphs of Management's Report on Internal Control over Financial Reporting (as restated), which are as of October 13, 2006, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Macquarie Infrastructure Company Trust did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states as a result of its evaluation of the Company's internal control over financial reporting, management has identified a material weakness. Specifically, the internal accounting staff did not possess sufficient technical expertise to ensure the correct application of hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities. This material weakness resulted in the restatement of previously filed unaudited financial statements for the quarters ended March 31, 2006 and June 30, 2006, as well as unaudited 2005 quarterly financial statements.

Our report dated March 10, 2006, except as to the fifth and sixth paragraphs of Management's Report on Internal Control over Financial Reporting (as restated), which are as of October 13, 2006, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states Macquarie Infrastructure Company Trust, acquired Bagle Aviation Resources, Ltd. (EAR) on August 12, 2005, and acquired SunPark on October 3, 2005. Management excluded from its assessment of the effectiveness of Macquarie Infrastructure Company Trust's internal control over financial reporting as of December 31, 2005, both EAR's and SunPark's internal control over financial reporting. The EAR assets represent 4.6% of the

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Company's total assets at December 31, 2005, and generated 4.1% of the
Company's total revenues during the year ended December 31, 2005. The SunPark assets represent 5.5% of the Company's total assets at December 31, 2005 and generated 1% of the Company's total revenues during the year ended December 31, 2005. Our audit of internal control over financial reporting of Macquarie Infrastructure Company Trust also excluded an evaluation of the internal control over financial reporting of both EAR and SunPark.


                                        KPMG LLP

Dallas, Texas
October 13, 2006